BLACKWATER MIDSTREAM HOLDINGS LLC
(FORMERLY BLACKWATER MIDSTREAM CORP.)

BLACKWATER MIDSTREAM HOLDINGS LLC
(FORMERLY BLACKWATER MIDSTREAM CORP.)
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2013	March 31, 2013
ASSETS:
Current assets
Cash and cash equivalents	$2,397,260	$306,528
Restricted cash	165,127	165,002
Receivables-trade	611,843	423,978
Receivables-other	42,843	47,477
Prepaid expenses and other current assets	488,528	386,841
Current assets held for sale	105,471	158,678
Total current assets	3,811,072	1,488,504
Property and equipment, net	36,127,232	30,515,337
Intangible assets, net	4,350,512	7,679,561
Goodwill	16,917,602	16,917,602
Deferred tax asset	5,315,029	5,246,788
Noncurrent assets held for sale	2,153,613	2,229,709
Total assets	$68,675,060	$64,077,501

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities
Accounts payable	$651,193	$902,297
Accounts payable-related parties	1,682	19,216
Accrued liabilities	2,296,535	1,083,576
Accrued payroll	24,452	243,055
Deferred revenue	517,630	351,422
Current portion of convertible promissory note to affiliate	20,000,000	20,000,000
Current portion of long-term bank loans	7,123,921	1,957,040
Current liability held for sale	368,375	381,360
Total current liabilities	30,983,788	24,937,966
Long-term liabilities
Bank loans	3,852,873	3,721,581
Deferred tax liability	10,713,617	11,381,354
Long-term liability held for sale	986,542	1,133,444
Total long-term liabilities	15,553,032	16,236,379
Total liabilities	46,536,820	41,174,345
Commitments and contingencies

Members' equity	22,138,240	22,903,156
Total liabilities and members' equity	$68,675,060	$64,077,501

The accompanying notes are an integral part of these unaudited consolidated financial statements.

 BLACKWATER MIDSTREAM HOLDINGS LLC
(FORMERLY BLACKWATER MIDSTREAM CORP.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months ended September 30,		Six Months ended September 30,
	2013	2012	2013	2012
REVENUE
Storage	$2,748,875	$2,099,008	$5,182,877	$4,212,043
Packaging services	246,894	256,806	665,926	576,540
Excess through-put services	23,786	—	203,773	174,282
Other services	438,316	129,484	847,882	213,660
Total revenue	3,457,871	2,485,298	6,900,458	5,176,525
COSTS AND EXPENSES
Operating expenses	630,307	557,966	1,382,645	1,156,414
Depreciation and amortization	1,422,087	165,683	3,884,237	328,435
Selling, general and administrative expenses	1,187,508	732,283	1,883,429	1,614,557
Loss on disposal of assets	—	19,363	—	19,363
Total costs and expenses	3,239,902	1,475,295	7,150,311	3,118,769
Operating income (loss)	217,969	1,010,003	(249,853)	2,057,756
OTHER (EXPENSE)/INCOME
Net interest expense	(553,122)	(377,722)	(1,084,236)	(669,145)
Gain (loss) on change in fair market value of derivative liabilities	—	254,502	—	(747,470)
Other income and expenses, net	(655)	10	42,843	10
Income (loss) from continuing operations before taxes	(335,808)	886,793	(1,291,246)	641,151
Loss from discontinued operations, net of tax	(52,764)	(82,629)	(127,885)	(207,756)
Income tax benefit (expense)	214,213	(345,849)	654,215	(241,032)
Net income (loss)	$(174,359)	$458,315	$(764,916)	$192,363

The accompanying notes are an integral part of these unaudited consolidated financial statements.

BLACKWATER MIDSTREAM HOLDINGS LLC
(FORMERLY BLACKWATER MIDSTREAM CORP.)
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY AND
MEMBERS' EQUITY
(unaudited)

	Predecessor Blackwater Midstream Corp. Common Stock
	Number of Common Shares	Par Value $.001	Additional Paid-in-Capital	Accumulated Deficit	Total
Balance, March 31, 2012	56,476,186	$56,476	$8,398,943	$(1,407,575)	$7,047,844
Shares issued for services	—	—	12,533	—	12,533
Net loss	—	—	—	(265,952)	(265,952)
Balance, June 30, 2012	56,476,186	56,476	8,411,476	(1,673,527)	6,794,425
Shares issued for services	—	—	12,533	—	12,533
Net income	—	—	—	458,315	458,315
Balance, September 30, 2012	56,476,186	56,476	8,424,009	(1,215,212)	7,265,273

	Successor Blackwater Midstream Holdings LLC
Members' Equity, March 31, 2013					$22,903,156
Net loss					(590,557)
Members' Equity, June 30, 2013					22,312,599
Net loss					(174,359)
Members' Equity, September 30, 2013					$22,138,240

The accompanying notes are an integral part of these unaudited consolidated financial statements.

BLACKWATER MIDSTREAM HOLDINGS LLC
(FORMERLY BLACKWATER MIDSTREAM CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Successor	Predecessor
	Six months ended September 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(764,916)	$192,363
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,979,645	553,773
Loss on disposal of assets, net	—	19,362
Amortization of convertible loan discounts	—	415,535
Net gain on change in fair market value of derivative liabilities	—	747,470
Stock based compensation	—	25,066
Deferred tax expense (benefit), net	(735,978)	108,204
Changes in operating assets and liabilities:
Accounts receivable - trade	(169,768)	32,404
Accounts receivable - other	4,634	50,567
Prepaid expenses	(75,109)	(28,838)
Inventory	(11,528)	(27,769)
Deferred revenue	163,908	71,017
Accounts payable and accruals	648,464	(988,532)
Net cash provided by operating activities	3,039,352	1,170,622
Cash flows from investing activities:
Proceeds from restricted cash	(125)	—
Purchase of property, plant and equipment	(6,081,082)	(2,550,461)
Net cash flows used in investing activities	(6,081,207)	(2,550,461)
Cash flows from financing activities:
Proceeds from bank loans	6,200,242	2,387,110
Payment on bank loans	(1,071,752)	(666,932)
Net cash flows provided by financing activities	5,128,490	1,720,178
Net increase in cash and cash equivalents	2,086,635	340,339
Cash and cash equivalents at beginning of period	312,284	190,334
Cash and cash equivalents at end of period	$2,398,919	$530,673

Supplemental cash flow disclosures
Cash paid for interest, net of amounts capitalized	$118,105	$290,006

Non-cash investing and financing activities
Construction in process included in accounts payable	$89,348	$363,942

The accompanying notes are an integral part of these unaudited consolidated financial statements.

BLACKWATER MIDSTREAM HOLDINGS LLC
(FORMERLY BLACKWATER MIDSTREAM CORP.)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

1.          BASIS OF PRESENTATION.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US (US GAAP) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements. The accompanying consolidated financial statements at September 30, 2013 and December 31, 2012 and for the three and six months ended September 30, 2013 (Successor) and the three and six months ended September 30, 2012 (Predecessor) contain all normally recurring adjustments considered necessary for a fair presentation of our financial position, results of operations, cash flows and shareholders’ equity for such periods. Operating results for the 2013 interim periods are not necessarily indicative of the results that may be expected for the year ending March 31, 2014.

These financial statements should be read in conjunction with the March 31, 2013 audited financial statements and notes thereto.  The balance sheet at March 31, 2013 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accepted accounting principles for complete financial statements.  Certain items in 2012 have been reclassified to conform to the 2013 financial statement presentation generally accepted in the United States of America.  For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s audited financial statements for the year ended March 31, 2013.  The results of operations for the six-month period ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year.

RECLASSIFICATIONS

We have reclassified certain prior-year amounts to conform to the current year’s presentation.

2.    ASSETS HELD FOR SALE & DISCONTINUED OPERATIONS

In May 2013, the Company entered into a one-year exclusive listing agreement with a Maryland commercial real estate broker to market the Maryland Terminal: its on-going business operations, its customer contracts, its assets and other intangibles. To date, we have not entered into a letter of intent to purchase with an interested party. However, we have prepared these financial reports showing the Maryland Terminal’s operating activities as discontinued operations and the assets and liabilities as held for sale.

The following table summarizes the income (loss) from discontinued operations reported in the consolidated statement of operations:
	Successor	Predecessor	Successor	Predecessor
	Three Months ended September 30,		Six Months ended September 30,
	2013	2012	2013	2012
Revenue	$39,814	$74,439	$84,583	$102,228
Cost of revenues	26,057	40,880	61,622	86,501
Depreciation and amortization expense	43,608	112,670	95,408	225,338
Selling, general and administrative expenses	40,512	39,178	105,364	95,136
Operating Loss	(70,363)	(118,289)	(177,811)	(304,747)

Net interest expense	(16,135)	(17,168)	(31,837)	(35,837)
Income tax benefit	33,734	52,828	81,763	132,828
Loss from discontinued operations, net of tax	$(52,764)	$(82,629)	$(127,885)	$(207,756)

A summarized report of the assets and liabilities of Asset Held for Sale (the Blackwater Maryland, LLC Terminal) is as follows:
	Successor	Successor
	as of	as of
	September 30, 2013	March 31, 2013
Cash	$1,659	$5,756
Receivables	13,700	31,797
Intangible assets, net	—	15,964
Prepaid expenses and other current assets	90,112	105,161
Property, plant, equipment, net	2,153,613	2,229,709
Total assets of asset held for sale	2,259,084	2,388,387

Accounts payable	19,323	7,227
Current bank debt	349,052	371,833
Long-term bank debt	986,542	1,133,444
Deferred revenue	—	2,300
Total liabilities of asset held for sale	$1,354,917	$1,514,804

3.     HARVEY, LOUISIANA SITE PURCHASE

On July 10, 2013, Blackwater Harvey, L.L.C. (“BWHV”) acquired and purchased from Chemtura Corporation approximately 56 acres of property and improvements located at 1805 Fourth Street in Harvey, LA for $2,500,000. The land is adjacent to the Mississippi River and the assets include dormant storage tanks, unoccupied buildings, a barge dock and other improvements (“the Harvey assets”). As the site has not been in use for many years, BWHV intends to clear the site of debris, demolish some assets, improve other assets and build new assets to develop the site into a new bulk liquid storage terminal.

The Harvey assets when purchased did not include any employees, customer contracts, permits, licenses, offices, procedures, systems, or processes that had the ability to produce outputs; thus this asset purchase did not meet the definition of a business as per ASC Topic 805-10-55, paragraphs 4 through 9.

4.    LONG-TERM DEBT

Summary of current and long-term debt at September 30, 2013 and March 31, 2013:

	September 30, 2013	March 31, 2013
The BWNO October 2010 note with JPM in the amount of $4,695,456 bears interest at the annual rate of 1.50% above the Prime Rate, subject to certain minimum rate requirements. The October 2010 Note provides for consecutive monthly installments of principal in the amount of $97,822, plus interest, commencing October 31, 2010 and continuing until maturity on September 30, 2014; along with related interest.	$1,173,864	$1,760,796
The BWMD January 2012 term loan with JPM in the amount of $1,600,000 bears interest at the annual fixed rate of 4.50%. Beginning on July 21, 2012 and continuing on the last day of each calendar month thereafter, BWMD will pay monthly principal installments of $26,667, plus interest. All unpaid principal and accrued and unpaid interest is finally due and payable on July 21, 2017.	1,199,997	1,360,000
The BWGA February 2012 term loan with JPM in the amount of $1,380,000 bears interest at the annual fixed rate of 4.50%. Beginning on October 31, 2012 and continuing on the last day of each calendar month thereafter, BWGA will pay monthly principal installments of $23,000, plus interest. All unpaid principal and accrued and unpaid interest is finally due and payable on August 31, 2017.	1,103,847	1,242,000
The BWNO June 2012 term loan with JPM in the amount of $2,300,000 bears interest at the JPM CB Prime Floating interest rate. Beginning on January 31, 2013 and continuing on the last day of each calendar month thereafter, BWNO will pay monthly principal installments of principal and interest. All unpaid principal and accrued and unpaid interest is finally due and payable on December 31, 2017. In November 2012, this term note was increased to the amount of $2,800,000 and revised with principal payment of approximately $46,667, plus interest, commencing on June 30, 2013 and continuing on the last day of each calendar month thereafter. All unpaid principal and accrued unpaid interest is finally due and payable on May 31, 2018. As of September 30, 2013, $2,613,176 had been advanced on this loan.
	2,613,176	2,728,760
The BWNO March 2013 term loan with JPM in the amount of $1,348,000 bears interest at the JPM CB Prime Floating interest rate. Beginning on October 8, 2013 and continuing on the 8th day of each calendar month thereafter BWNO will pay monthly principal installments of approximately $22,467, plus interest. All unpaid principal and accrued and unpaid interest is finally due and payable on September 8, 2018. As of September 30, 2013, $1,348,000 had been advanced on this loan.	1,348,000	92,342
The BWHD October 9, 2012 convertible promissory note with its affiliate, ArcLight Energy Partners Fund V, L.P., in the amount of $20,000,000 bears interest at the fixed annual rate of 10%. The principal and all accrued interest shall be payable on the maturity date of October 9, 2013.	20,000,000	20,000,000
The BWNO July 2013 term loan with JPM in the amount of $2,800,000 bears interest at the JPM CB Prime Floating interest rate. Beginning on August 10, 2013 and continuing on the 10th day of each calendar month thereafter BWNO will pay monthly interest installments. All unpaid principal and accrued and unpaid interest is finally due and payable on July 10, 2014. As of September 30, 2013, $1,298,409 had been advanced on this loan.	1,298,409	—
The BWHV July 2013 term loan with JPM in the amount of $5,800,000 bears interest at the JPM CB Prime Floating interest rate. Beginning on August 10, 2013 and continuing on the 10th day of each calendar month thereafter BWHV will pay monthly interest installments. All unpaid principal and accrued and unpaid interest is finally due and payable on July 10, 2014. As of September 30, 2013, $3,575,095 had been advanced on this loan.	3,575,095	—
Total debt	32,312,388	27,183,898
Less current maturities	(27,472,973)	(22,328,873)
Total debt net of current maturities	4,839,415	4,855,025
Less asset held for sale	(986,542)	(1,133,444)
Total debt net of current maturities and asset held for sale	$3,852,873	$3,721,581

5.     INCOME TAXES

The Company’s provision for taxes on income varied from the statutory income tax rate for the quarter and six-months ended September 30, 2013 and 2012 due to the following:

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012
Federal income tax at statutory rate	$(143,584)	$255,454	$(510,243)	$102,193
State and local taxes	(21,115)	37,567	(75,036)	15,028
Income not subject to corporate-level tax	(84,718)	—	(152,247)	—
Other	937	—	1,547	(9,017)
Income tax expense (benefit)	(248,480)	293,021	(735,979)	108,204
Tax benefit from discontinued operations	33,734	52,828	81,763	132,828
Income tax expense (benefit) from continuing operations	$(214,746)	$345,849	$(654,216)	$241,032

The income tax provision related to continuing operations consist of the following:

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012
Current	$—	$—	$—	$—
Deferred benefit (expense)	214,746	(345,849)	654,216	(241,032)

Effective rate	64%	39%	51%	38%

Our effective tax rate for the periods ended September 2013 were higher than the statutory rate due to the inclusion in the financial statements of income of the parent company, which is not taxed at the corporate level.

6.     SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 10, 2013.

On October 7, 2013, Blackwater New Orleans, LLC entered into a $12,000,000 Term Note, maturity date of December 31, 2013; along with the Ninth Amendment to the Credit Agreement; the Second Amendment to the Collateral Mortgage, Assignment of Leases and Rents and Security Agreement; and an Allonge to the Collateral Mortgage Note. Proceeds of the note were used to pay (i) $9,315,000 of principal and $2,685,000 in accrued interest on the $27,000,000 promissory note issued by Blackwater Investments, Inc. to Blackwater Midstream Holdings LLC and (ii) $10,011,111 of principal and $1,988,889 in accrued interest on the $20,000,000 convertible promissory note issued by Blackwater Midstream Holdings LLC to ArcLight Energy Partners Fund V, L.P. (the “Fund V Loan”).

Additionally, on October 7, 2013, AL Blackwater, LLC, a wholly-owned entity of ArcLight Energy Partners Fund V, L.P., entered into a $30,000,000 one year Credit Agreement with Barclays Bank PLC. Proceeds of the loan were used to pay certain fees and expenses, to pay Blackwater Midstream Holdings LLC’s remaining $9,988,889 of principal towards the Fund V Loan, and to partially reimburse ArcLight Energy Partners Fund V, L.P. for its initial equity contribution into Blackwater Midstream Holdings LLC.

On December 10, 2013, Blackwater Midstream Holdings LLC entered into an Agreement and Plan of Merger by and among AL Blackwater, LLC ("ALB"), Blackwater Midstream Holdings LLC, ArcLight Capital Partners, LLC, American Midstream Partners, LP (“AMID”) and Blackwater Merger Sub, LLC (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Blackwater will merge with Merger Sub, with Blackwater continuing as the surviving entity and an indirect wholly owned subsidiary of AMID (the “Merger”). The aggregate purchase price for the merger is approximately $60 million, subject to certain purchase price adjustments (the “Consideration”), which will be paid in a combination of cash and approximately $3 million of Partnership common units (the “Rollover Units”).  The aggregate Consideration includes the payoff of existing indebtedness of Blackwater. In addition to the Consideration, AMID has agreed to an earnout that is payable to ALB if, at any time during the five years following the consummation of the Merger, Blackwater Harvey, LLC, a Delaware limited liability company and a wholly owned subsidiary of Blackwater (“BW Harvey”), exceeds a trailing twelve month “EBITDA” of $5,000,000 (the “Target”). In the event BW Harvey achieves the Target, the Partnership will pay ALB the lesser of (i) $5,000,000 and (ii) 50% of eight times BW Harvey’s trailing-twelve month “EBITDA” less its capital costs.